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                                                            EXHIBIT 99.(a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY
                      FOR TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                     CAMERON ASHLEY BUILDING PRODUCTS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON
               FRIDAY, JUNE 9, 2000 UNLESS THE OFFER IS EXTENDED.

                                                                    May 12, 2000

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing the common stock, no par value (the "Common Stock"), of Cameron Ashley Building Products, Inc., a Georgia corporation, and the associated Series A Preferred Stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach SunTrust Bank, Atlanta (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                             SUNTRUST BANK, ATLANTA

  By Facsimile Transmission:               By Mail:                  By Overnight Courier:
         404-865-5371               SunTrust Bank, Atlanta          SunTrust Bank, Atlanta
  (For Eligible Institutions         Post Office Box 4625          Stock Transfer Department
             Only)                  Atlanta, Georgia 30302            58 Edgewood Avenue
                                                                        Room 225, Annex
   Confirm by Telephone to:                                         Atlanta, Georgia 30303
         800-568-3476

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

                     THE GUARANTEE BELOW MUST BE COMPLETED
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Ladies and Gentlemen:

     The undersigned hereby tenders to CAB Merger Corp., a Georgia corporation (the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 12, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:
 ...............................................................................
Certificate Nos. (if available):
 ...............................................................................
 ...............................................................................

Check box if Shares will be tendered by book-entry transfer:  [ ]
Account Number: ................................................................
Dated: .........................................................................
Name(s) of Record Holder(s):

 ...............................................................................
                                 (PLEASE PRINT)

Address(es):
 ...............................................................................
 ...............................................................................
                                                                 (Zip Code)

Area Code and Tel. No.: ........................................................

Signature(s):
 ...............................................................................
 ...............................................................................
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                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (Not to be used for signature guarantee)

     The undersigned, as Eligible Institution (as such term is defined in Section 3 of the Offer to Purchase), hereby (a) represents that the tender of shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees to deliver to the Depositary the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to transfer of such Shares into the Depositary's account at The Depositary Trust Company together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery of Shares, and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm:...................................................................

Address:........................................................................

 ................................................................................
                                                                 (Zip Code)

Area Code and Tel. No...........................................................
 ...............................................................................
                             (AUTHORIZED SIGNATURE)
Name:...........................................................................

Title:..........................................................................

Date:...........................................................................

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.